UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2017

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana		70130
(Address of principal executive offices)		(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).     Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03.	Bankruptcy or Receivership.

On May 17, 2017, Tidewater Inc. (“Tidewater” or the “Company”) and certain of its subsidiaries (collectively with Tidewater, the “Debtors”) filed voluntary petitions for relief (collectively, the “Petitions” and, the cases commenced thereby, the “Bankruptcy Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Bankruptcy Cases were filed in order to effect the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and its Affiliated Debtors (as proposed, the “Prepackaged Plan”). Subject to approval by the Bankruptcy Court, the Prepackaged Plan is expected to be consummated in approximately 45 days. The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer the Bankruptcy Cases under the caption In re Tidewater Inc., et al.

The subsidiary Debtors in the Bankruptcy Cases are Cajun Acquisitions, LLC; Gulf Fleet Supply Vessels, L.L.C.; Hilliard Oil & Gas, Inc.; Java Boat Corporation; Pan Marine International Dutch Holdings, L.L.C.; Point Marine, L.L.C.; Quality Shipyards, L.L.C.; S.O.P., Inc.; Tidewater Corporate Services, L.L.C.; Tidewater GOM, Inc.; Tidewater Marine, L.L.C.; Tidewater Marine Alaska, Inc.; Tidewater Marine Fleet, L.L.C.; Tidewater Marine Hulls, L.L.C.; Tidewater Marine International Dutch Holdings, L.L.C.; Tidewater Marine Sakhalin, L.L.C.; Tidewater Marine Ships, L.L.C.; Tidewater Marine Vessels, L.L.C.; Tidewater Marine Western, Inc.; Tidewater Mexico Holding, L.L.C.; Tidewater Subsea, L.L.C.; Tidewater Subsea ROV, L.L.C.; Tidewater Venture, Inc.; Twenty Grand (Brazil), L.L.C.; Twenty Grand Marine Service, L.L.C.; and Zapata Gulf Marine L.L.C.

A summary of the key features of the Prepackaged Plan was included in Item 1.01 to the Company’s Current Report on Form 8-K filed on May 12, 2017. That summary does not purport to be complete and is qualified in its entirety by reference to (1) the Prepackaged Plan, a copy of which is filed as Exhibit 2.1 to this Current Report, and (2) the Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and its Affiliated Debtors dated May 11, 2017, a copy of which is filed as Exhibit 2.2 to this Current Report.

Information about the Bankruptcy Cases is available on the Company’s website and at http://dm.epiq11.com/tidewater, or via the Company’s restructuring information line 844-843-0204 (toll free) or 504-597-5543 (international calls).

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Bankruptcy Cases constitutes an event of default that accelerated the Company’s payment obligations under the debt instruments listed below (collectively, the “Debt Documents”). However, any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the filing of the Petitions and the holders’ ability to enforce their rights under the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

•	Fourth Amended and Restated Credit Agreement, dated June 21, 2013, between Tidewater and its domestic subsidiaries as borrower, Bank of America, N.A. as administrative agent, L/C issuer and swing line lender, Wells Fargo Bank, N.A. as syndication agent, and JPMorgan Chase Bank, N.A., DNB Bank ASA, New York Branch, The Bank of Tokyo-Mitsubishi UFJ, Ltd., BBVA Compass, Sovereign Bank, N.A., Regions Bank, and U.S. Bank National Association as co-documentation agents, and the lenders party thereto, as amended, modified, or otherwise supplemented from time to time.

•	2010 Note Purchase Agreement, dated September 9, 2010, by and among Tidewater, certain of its subsidiaries, and certain institutional investors.

•	Series A and B Note Purchase Agreement, dated August 15, 2011, by and among Tidewater, certain of its subsidiaries, and certain institutional investors.

•	Series C Note Purchase Agreement, dated August 15, 2011, by and among Tidewater, certain of its subsidiaries, and certain institutional investors.

•	2013 Note Purchase Agreement, dated September 30, 2013, by and among Tidewater, certain of its subsidiaries, and certain institutional investors.

Item 7.01.	Regulation FD Disclosure.

On May 17, 2017, the Company issued a press release announcing the commencement of the Bankruptcy Cases and the filing of certain “first day” motions with the Bankruptcy Court, as described in Item 1.03. The press release is filed as Exhibit 99.1 to, and is incorporated by reference into, this Current Report.

The information contained in this Current Report on Form 8-K is for informational purposes only and does not constitute an offer to buy, nor a solicitation of an offer to sell, any securities of the Company, nor does it constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby. While the Company expects the restructuring will take place in accordance with the Prepackaged Plan, there can be no assurance that the Company will be successful in effecting the provisions of the Plan or completing a restructuring.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

The Company cautions that trading in Tidewater’s securities during the pendency of the Bankruptcy Cases is highly speculative and poses substantial risks. Trading prices for Tidewater’s securities may bear little or no relationship to the actual value realized, if any, by holders of Tidewater’s securities in the Bankruptcy Cases.

Forward-Looking Statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statement. Among those risks and uncertainties, many of which are beyond the control of the Company, including, without limitation, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Prepackaged Plan; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of working capital during the pendency of such cases; risks associated with third party motions in the Bankruptcy Cases, which may interfere with the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Prepackaged Plan; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization in accordance with the terms of the Prepackaged Plan; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; volatility in worldwide energy demand and oil and gas prices, and continuing depressed levels of oil and gas prices, without a clear indication of if, or when, prices will recover to a level to support renewed offshore exploration activities; consolidation of our customer base; fleet additions by competitors and industry overcapacity; our views with respect to the need for and timing of the replenishment of our asset base, including through acquisitions or vessel construction; changes in capital spending by customers in the energy industry for offshore exploration, field development and production; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; delays and other problems associated with vessel construction and maintenance; uncertainty of global financial market conditions and difficulty in accessing credit or capital; potential difficulty in meeting financial covenants in material debt or other obligations of the Company or in obtaining covenant relief from lenders or other contract parties; acts of terrorism and piracy; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced, or requirements that services provided locally be paid in local currency, in each case especially in higher political risk countries where we operate; foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; and the resolution of pending legal proceedings. Readers should consider all of these risk factors as well as other information contained in this report.

Item 9.01.	Financial Statements and Exhibits.

(d)    The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated into this Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Quinn P. Fanning
Quinn P. Fanning
Executive Vice President and Chief Financial Officer

Date: May 17, 2017

EXHIBIT INDEX

Exhibit No.

2.1	Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and its Affiliated Debtors dated May 11, 2017 (incorporated by reference to Exhibit A to Exhibit T3E.1 of the Form T-3 filed by Tidewater Inc. with the SEC on May 12, 2017).

2.2	Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and its Affiliated Debtors dated May 11, 2017 (incorporated by reference to Exhibit T3E.1 of the Form T-3 filed by Tidewater Inc. with the SEC on May 12, 2017).

99.1	Press release issued by the Company on May 17, 2017.